UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12

Palatin Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Annual Meeting of Stockholders
to be held on May 11, 2011

Dear Palatin Stockholder:

Palatin Technologies, Inc. will hold its Annual Meeting of Stockholders on Wednesday, May 11, 2011, at 9:30 a.m. Eastern Time. The meeting will be held at our headquarters, located at 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

The enclosed Notice of Annual Meeting of Stockholders and the Proxy Statement describe the various matters to be acted upon during the meeting. We encourage you to review these materials carefully.

Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the meeting, please vote by following the instructions on the enclosed proxy card. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Recent press releases and presentations on Palatin’s programs and product development strategies are available on our website, www.palatin.com. The Notice of Annual Meeting of Stockholders and other proxy materials are also available at http://palatin.investorroom.com.

Thank you for your ongoing support of and continued interest in Palatin Technologies, as well as your participation in this Annual Meeting.

Sincerely,

Carl Spana
President and Chief Executive Officer
April 5, 2011

PALATIN TECHNOLOGIES, INC.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

date	May 11, 2011
time	9:30 a.m., Eastern Time
place	Palatin’s offices, Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512
record date	April 4, 2011
items of business
(1) election of directors;
(2) ratification of appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2011;
(3)  approval of an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 40,000,000 to 100,000,000;
(4)  approval of our 2011 Stock Incentive Plan; and
(5) any other matters properly brought before the meeting.

stockholder list
A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,

Stephen T. Wills, Secretary
April 5, 2011

PALATIN TECHNOLOGIES, INC.

ANNUAL MEETING 2011

Proxy Statement, Page 2

PALATIN TECHNOLOGIES, INC.

4C Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2011

VOTING PROCEDURES AND SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2011. The proxy statement and annual report to security holders are available at http://palatin.investorroom.com.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We are sending these proxy materials to stockholders beginning on or about April 6, 2011.

METHODS OF VOTING

Stockholders of record may vote by signing and returning the enclosed proxy card. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“American Stock”), you are considered, with respect to those shares, the “stockholder of record.” These proxy materials and the proxy card have been sent directly to you by American Stock.

If you send in a proxy card and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed unless you inform the Secretary at the meeting that you wish to vote in person.

If your shares are held in a stock brokerage account or by a bank or other holder of record (a “brokerage firm”), you are considered the “beneficial owner” of the shares held in street name. These proxy materials have been forwarded to you by your brokerage firm who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your brokerage firm how to vote your shares by following the voting instructions provided by your brokerage firm.

REVOKING OR CHANGING A PROXY

If you are the stockholder of record, you may revoke your proxy or change your vote by:

Proxy Statement, Page 3

•	signing and returning another proxy card on a later date;

•	sending written notice of revocation or change to the Secretary at our offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation or change must arrive at our corporate offices before the start of the meeting.

If you are a beneficial owner, you may revoke your proxy or change your vote only by following the instructions from the brokerage firm that holds your shares, or by obtaining a legal proxy from the brokerage firm that holds your shares giving you the right to vote the shares. You may vote in person at the meeting only if you are the stockholder of record or if you are a beneficial owner and have obtained a legal proxy from the brokerage firm that holds your shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of the board of directors, and we will pay all costs of preparing, printing and mailing the proxy materials. In addition to mailing out proxy materials, our officers and employees may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock, and will pay for their reasonable expenses in forwarding proxy materials to such beneficial owners. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

Proxies and ballots will be received and tabulated by American Stock, who will serve as our Inspectors of Election.

HOW PROXIES ARE VOTED

The proxy holders are Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, executive vice president of operations, secretary and treasurer. The proxy holders will vote your shares according to your instructions on the proxy card or your telephone instructions. If a signed proxy card does not contain instructions, the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011; FOR the amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock; FOR the approval of our 2011 Stock Incentive Plan; and in their discretion on any other business which may properly come before the meeting.

Proxy Statement, Page 4

QUORUM AND VOTES REQUIRED

A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. If your shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your unvoted shares on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the items of business listed on the proxy card, except that Item Three also requires a separate class vote of common stock. The votes required are as follows:

•
Item One:  Directors are elected by a plurality of votes cast, so the seven nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold their authority to vote in the manner provided on the proxy card. Brokerage firms do not have authority to vote customers’ unvoted shares held by firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

•
Item Two:  Ratifying the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2011 requires a majority of the votes cast on that item. We believe it likely that brokerage firms have authority to discretionarily vote customers’ unvoted shares held in street name on this proposal. Abstentions and broker non-votes will count neither for nor against ratification. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011, our Audit Committee will reconsider its selection.

•
Item Three:  Approval of the amendment of our restated certificate of incorporation to effect an increase in the number of shares of authorized common stock requires a majority of all stock entitled to vote at the meeting, and a majority of outstanding common stock voting as a class. If brokerage firms do not vote customers’ unvoted shares held by firms in street name on this proposal, any shares not voted by a beneficial owner will be treated as a broker non-vote. Abstentions and broker non-votes will count against the proposal.

•
Item Four:  Approval of our 2011 Stock Incentive Plan requires a majority of the votes cast on that item. We believe that brokerage firms will not have authority to vote customers’ unvoted shares held in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Abstentions and broker non-votes will count neither for nor against this proposal.

Proxy Statement, Page 5

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If you hold your shares in street name it is critical that you cast your vote if you want to be counted for the election of directors in Item One, the approval to the amendment of our restated certificate of incorporation to increase the number of shares of authorized common stock in Item Three and the approval of our 2011 Stock Incentive Plan in Item Four, all as disclosed in this proxy statement.

Your brokerage firm cannot vote your uninstructed shares in their discretion on any matter unless it is considered “routine.” We do not know whether Item Three, the approval to the amendment of our restated certificate of incorporation to increase the number of shares of authorized common stock, will be considered routine, and we believe that Item Four, the approval of our 2011 Stock Incentive Plan, will not be considered routine. Your brokerage firm may not have discretionary authority to vote on Item Three, and we believe your brokerage firm will not have discretionary authority to vote on Item Four.  We also believe that your brokerage firm will not have discretionary authority to vote for election of directors in Item One. If you hold your shares in street name and you do not instruct your brokerage firm how to vote on these matters, no votes may be cast on these proposals on your behalf.

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

IS VOTING CONFIDENTIAL?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. American Stock will, however, forward to management any written comments you make on the proxy card or elsewhere.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of April 4, 2011 are entitled to vote at the meeting.

•	Common stock: 34,900,591 shares outstanding, one vote per share

•	Series A preferred stock: 4,997 shares outstanding with approximately 5.38 votes per share, a total of 26,861 votes

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the

Proxy Statement, Page 6

same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you are a stockholder of record and your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Palatin’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Palatin’s stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•
If your Palatin shares are registered in your own name, please contact our transfer agent, American Stock, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•
If a broker or other nominee holds your Palatin shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Proxy Statement, Page 7

ITEM ONE:  ELECTION OF DIRECTORS

Our Nominating and Corporate Governance Committee has nominated the seven persons listed below to serve as directors. A stockholder who wishes to suggest a nominee to the Nominating and Corporate Governance Committee may do so in the manner and within the time frame explained under “Nomination of Directors” below. We recommend voting FOR these seven nominees. At the meeting, the seven nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees is currently a director and was elected at our last annual stockholders’ meeting on May 13, 2010. If any of the nominees should become unavailable to serve on the board, the proxy holders will vote your shares for a board-approved substitute, or the board may reduce the number of directors.

THE NOMINEES

Name	Age	Position with Palatin
Carl Spana, Ph.D.	48	Chief executive officer, president and a director
John K.A. Prendergast, Ph.D.	57	Director, chairman of the board of directors
Perry B. Molinoff, M.D.	70	Director
Robert K. deVeer, Jr. (1) (2) (3)	64	Director
Zola P. Horovitz, Ph.D. (1) (2) (3)	76	Director
Robert I. Taber, Ph.D. (1) (2)	74	Director
J. Stanley Hull	58	Director
(1)Member of the Audit Committee. (2) Member of the Compensation Committee. (3) Member of the Nominating and Corporate Governance Committee.

CARL SPANA, Ph.D., co-founder of Palatin, has been our chief executive officer and president since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and The Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly-held pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of AVAX Technologies, Inc., a life science company. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

Proxy Statement, Page 8

Dr. Spana’s qualifications for our board include his leadership experience, business judgment and industry experience. As a senior executive of Palatin for almost fifteen years, he provides in-depth knowledge of our company, our drug products under development and the competitive and corporate partnering landscape.

JOHN K.A. PRENDERGAST, Ph.D., co-founder of Palatin, has been chairman of the board since June 14, 2000, and a director since August 1996. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., an independent consulting firm providing services to the biotechnology industry, since 1993. He is a member of the board of AVAX Technologies, Inc. and MediciNova, Inc., life science companies, and was a member of the board of Avigen, Inc. until its acquisition by MediciNova in 2009. Currently, he is the chairman and chief executive officer of AVAX Technologies, Inc. and executive chairman of the board of directors of Antyra, Inc., a privately-held biopharmaceutical firm. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd., a medical venture capital firm. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

Dr. Prendergast is a co-founder of Palatin, and brings a historical perspective to our board coupled with extensive industry experience in corporate development and finance in the life sciences field. His service on other publicly traded company boards provides experience relevant to good corporate governance practices.

PERRY B. MOLINOFF, M.D. has been a director since November 2001. He served as our executive vice president for research and development from September 2001 until November 3, 2003, when he resigned to accept a position as Vice Provost for Research at the University of Pennsylvania, which he held from November 2003 through September 2006. He is also a director of Cypress Bioscience, Inc., a publicly-held life science company. Dr. Molinoff has more than 30 years of experience in both the industrial and educational sectors. From 1981 to 1994, he was a professor of pharmacology and chairman of the Department of Pharmacology at the University of Pennsylvania School of Medicine in Philadelphia. From January 1995 until March 2001, he was vice president of neuroscience and genitourinary drug discovery for the Bristol-Myers Squibb Pharmaceutical Research Institute, where he was responsible for directing and implementing the Institute’s research efforts. Dr. Molinoff earned his medical degree from Harvard Medical School.

Dr. Molinoff has extensive academic and pharmaceutical company experience, with scientific knowledge that makes him a resource to our executive officers and other board members. As a former officer of Palatin, Dr. Molinoff has significant knowledge of our technologies and drug products under development, as well as the markets potentially addressed by our drug products under development.

ROBERT K. deVEER, Jr. has been a director since November 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. He is also a director of Solutia Inc., a publicly-held chemical-based materials company. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group, at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the

Proxy Statement, Page 9

investment banking committee and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

Mr. deVeer has extensive experience in investment banking and corporate finance, including the financing of life sciences companies, and serves as the Audit Committee’s financial expert.

ZOLA P. HOROVITZ, Ph.D. has been a director since February 2001. Before he retired from Bristol-Myers Squibb in 1994, Dr. Horovitz spent 34 years in various positions, including associate director of the Squibb Institute for Medical Research, vice president of development, vice president, scientific liaison, vice president of licensing, and vice president of business development and planning for the pharmaceutical division of Bristol-Myers Squibb. He held advisory positions at the University of Pittsburgh, Rutgers College of Pharmacy and Princeton University. He is also currently a director of BioCryst Pharmaceuticals, Inc. and GenVec, Inc., publicly-held life science companies. Within the past five years, Dr. Horovitz also served on the board of directors of Genaera Corp., Immunicon Corp., NitroMed, Inc., Avigen, Inc. and DOV Pharmaceutical, Inc. Dr. Horovitz earned his Ph.D. in pharmacology from the University of Pittsburgh.

Dr. Horovitz has extensive experience in development of pharmaceutical drugs, business development and licensing, and has served on the board of directors of a number of publicly-held life science companies.

ROBERT I. TABER, Ph.D. has been a director since May 2001. Dr. Taber began his career in the pharmaceutical industry in 1962, holding a succession of positions within Schering Corporation’s biological research group before leaving in 1982 as director of biological research. He has also held a number of increasingly important positions with DuPont Pharmaceuticals and the DuPont Merck Pharmaceutical Company, including director of pharmaceutical research, director of pharmaceutical and biotechnology research, vice president of pharmaceutical research and vice president of extramural research and development. From 1994 to 1998, Dr. Taber held the position of senior vice president of research and development at Synaptic Pharmaceuticals Corporation before founding Message Pharmaceuticals, Inc. in 1998, serving as president and chief executive officer until 2000. Dr. Taber earned his Ph.D. in pharmacology from the Medical College of Virginia.

Dr. Taber has extensive experience in pharmaceutical research and development both in large pharmaceutical companies and in smaller biotechnology and biopharmaceutical companies.

J. STANLEY HULL has been a director since September 2005. Mr. Hull has over three decades of experience in the field of sales and marketing. Mr. Hull joined GlaxoSmithKline, a research-based pharmaceutical company, in October 1987 and retired as Senior Vice President, Pharmaceuticals in May 2010, having previously served in the R&D organization of GlaxoSmithKline as Vice President and Worldwide Director of Therapeutic Development and Product Strategy – Neurology and Psychiatry. Prior to that, he was Vice President of Marketing – Infectious Diseases and Gastroenterology for Glaxo Wellcome Inc. Mr. Hull started his career in the pharmaceutical industry with SmithKline and French Laboratories in 1978. Mr. Hull received his B.S. in business administration from the University of North Carolina at Greensboro.

Proxy Statement, Page 10

Mr. Hull has extensive experience in commercial operations, development and marketing of pharmaceutical drugs and corporate alliances between pharmaceutical companies and biotechnology companies.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the election of the seven nominees listed above.

[END OF ITEM ONE]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Proxy Statement, Page 11

ITEM TWO:  RATIFICATION OF APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We recommend voting FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011. KPMG served as our independent registered public accounting firm for the fiscal year ended June 30, 2010. We expect that a representative of KPMG will attend the annual meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees. For the fiscal year ended June 30, 2010, KPMG billed us a total of $210,000 for professional services rendered for the audit of our annual consolidated financial statements, review of our consolidated financial statements in our Forms 10-Q and services provided in connection with regulatory filings. For the fiscal year ended June 30, 2009, the total billed for the same services was $210,000.

Audit-Related Fees. For the fiscal years ended June 30, 2010 and 2009, KPMG did not perform or bill us for any audit-related services.

Tax Fees. For the fiscal year ended June 30, 2010, KPMG billed us a total of $15,500 for professional services rendered for tax compliance, tax advice and tax planning. For the fiscal year ended June 30, 2009, KPMG billed us $15,500 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. KPMG did not perform or bill us for any services other than those described above for the fiscal years ended June 30, 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engaging the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an estimate of fees for services expected to be rendered during that year in each of four categories:

1. Audit services, including work that generally only our independent registered public accounting firm can reasonably be expected to provide, such as services provided in connection with regulatory filings, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards;

2. Audit-related services, including assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements;

3. Tax services, including services performed by our independent registered public accounting firm’s tax personnel except those services specifically related to the audit of

Proxy Statement, Page 12

the consolidated financial statements, including fees in the areas of tax compliance, tax planning and tax advice; and

4. All other services not described in the preceding categories. We generally do not request other services from our independent registered public accounting firm.

The Audit Committee pre-approves fees for each category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE Amex LLC (the “NYSE Amex”), has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of its financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2010 with Palatin’s management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in Palatin’s annual report on Form 10-K for the fiscal year ended June 30, 2010.

Proxy Statement, Page 13

The Audit Committee

Robert K. deVeer, Jr., Chairman

Zola P. Horovitz, Ph.D.

Robert I. Taber, Ph.D.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

[END OF ITEM TWO]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Proxy Statement, Page 14

ITEM THREE:  APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Increase in authorized capital resolution and amendment. On March 11, 2011, the board of directors adopted a resolution which authorizes, subject to stockholder approval, an amendment to our restated certificate of incorporation to increase our authorized common stock, $0.01 par value per share, from 40,000,000 shares to 100,000,000 shares. The additional common stock to be authorized by adoption of this amendment would have rights identical to our currently authorized and outstanding common stock. The number of authorized shares of our preferred stock, 10,000,000 shares, will not be affected by this amendment.

Text of the increase in authorized capital resolution and amendment. The complete text of the increase in authorized capital resolution and amendment is set forth as Appendix A to this proxy statement.

Purpose and background of increase in authorized capital. The increase in authorized capital would increase the number of shares of our common stock available to be issued. On March 2, 2011, we closed on a firm commitment public offering which is described in a prospectus dated February 24, 2011 which we filed with the SEC. We sold 23,000,000 shares of our common stock, Series A warrants to purchase up to 2,000,000 shares of our common stock and Series B warrants to purchase up to 21,000,000 shares of our common stock. The Series A warrants are exercisable starting March 1, 2011 at an initial exercise price of $1.00 per share and are exercisable at any time until March 1, 2016.  We have reserved 2,000,000 shares of our common stock for issuance on exercise of the Series A Warrants. The Series B warrants become exercisable starting on March 2, 2012 at an initial exercise price of $1.00 per share and are exercisable at any time until March 2, 2017, but only if our stockholders increase the number of authorized shares of our common stock.

We do not have sufficient authorized common stock to permit exercise of the Series B warrants, which is why the Series B warrants are exercisable only if our stockholders increase the number of authorized shares of our common stock. In our prospectus dated February 24, 2011, we disclosed we have agreed to hold a stockholders meeting no later than June 30, 2011 in order to seek stockholder approval for an amendment to our certificate of incorporation to increase in the authorized number of shares of our common stock from 40,000,000 to 100,000,000 shares. In the event that we do not increase the authorized number of shares of our common stock on or prior to March 2, 2012, which is the initial exercise date of the Series B warrants, we will be required to pay the holders of the Series B warrants liquidated damages in the aggregate amount of $2,500,000.

In connection with the offering disclosed in our prospectus dated February 24, 2011, we also issued warrants to the underwriters exercisable for 575,000 shares of our common stock on substantially the same terms as the Series B warrants as part of their compensation in connection with the offering. The underwriter warrants become exercisable starting on March 2, 2012 at an initial exercise price of $1.00 per share and are exercisable at any time until the fifth anniversary of that date, but only if our stockholders increase the number of authorized shares of our common stock.  No liquidated damages are payable in the event that we do not increase the number of shares of our common stock.

Proxy Statement, Page 15

The following table shows our common stock outstanding and issuable or reserved for issuance as of March 31, 2011 excluding the Series B warrants and the underwriter warrants in connection with the offering disclosed in our prospectus dated February 24, 2011.  Both the Series B warrants and the underwriter warrants are contingent on our stockholders approving an increase in our authorized common stock.

Common stock outstanding or reserved
Common stock outstanding	34,900,591
Shares of common stock issuable upon conversion of Series A Preferred Stock	26,865
Shares of common stock issuable upon exercise of outstanding options and warrants other than Series A warrants and Series B warrants and underwriter warrants in connection with the offering disclosed in our prospectus dated February 24, 2011	1,958,035
Shares of common stock issuable upon exercise of Series A warrants	2,000,000
Shares of common stock issuable under our 2005 Stock Plan	420,301
Total	39,305,792

Accordingly, out of our currently authorized 40,000,000 shares of common stock, 694,208 shares are available for future issuance, exclusive of the Series B warrants and the underwriter warrants in connection with the offering disclosed in our prospectus dated February 24, 2011.

The board of directors also believes it is in the best interests of Palatin and its stockholders to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the board’s discretion, such as in connection with stock options and rights, including our 2011 Stock Incentive Plan, future financings, possible acquisitions of other companies, investment opportunities or for other corporate purposes, is desirable in order to avoid repeated separate amendments to our restated certificate of incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments.

Other than the Series B warrants and the underwriter warrants issued in connection with the offering disclosed in our prospectus dated February 24, 2011, and our 2011 Stock Incentive Plan as disclosed in Item Four, we currently have no specific understandings, arrangements, agreements or other plans to issue, in connection with future financings, acquisitions or otherwise, any of the additional authorized but unissued shares that would be available as a result of the proposed increase in the number of authorized shares of our common stock. However, the board believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future, including future financings.

Proxy Statement, Page 16

An increase in the number of authorized shares of our common stock could have the effect of making it more difficult to, or discouraging an attempt to, obtaining control of Palatin by means of a takeover bid that our board determines is not in our best interests and the best interests of our stockholders. However, our board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of Palatin.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or the rules of the NYSE Amex or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Relationship between Increase in Authorized Capital and Adoption of 2011 Stock Incentive Plan. Item Three seeks authorization for an increase in common stock, and Item Four seeks approval of our 2011 Stock Incentive Plan. If Item Four, approval of our 2011 Stock Incentive Plan, is approved but Item Three, an increase in our common stock, is not approved, then the 2011 Stock Incentive Plan will not become effective. If Item Three is approved but Item Four is not approved, then Item Three, an increase in our common stock, will become effective. However, if both Item Three and Item Four are approved by the stockholders, then both will take effect.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the Increased Common Stock Authorization. The affirmative vote of a majority of all stock entitled to vote at the meeting, and a majority of the outstanding shares of common stock voting as a class, is required for approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

[END OF ITEM THREE]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Proxy Statement, Page 17

ITEM FOUR:  APPROVAL OF THE ADOPTION OF
OUR 2011 STOCK INCENTIVE PLAN

Introduction. Our board of directors considers equity-based compensation an essential tool to attract, motivate and retain our officers, consultants, key employees and directors and to align their interests with the interests of our stockholders. Consistent with this view, on March 11, 2011, the board unanimously adopted the Palatin Technologies, Inc. 2011 Stock Incentive Plan (the “2011 Plan”), subject to the approval by our stockholders at the annual meeting of (i) the 2011 Plan, and (ii) the amendment to our restated certificate of incorporation to increase our authorized common stock from 40,000,000 shares to 100,000,000 shares as described in Item Three of this proxy statement. The 2011 Plan will maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees, consultants and directors essential to our success.

We currently grant equity awards under the Palatin Technologies, Inc. 2005 Stock Plan, as amended (the “Prior Plan”). If approved by our stockholders, and if our stockholders also approve the amendment to our restated certificate of incorporation to increase our authorized common stock as described in Item Three of this proxy statement, the 2011 Plan will become effective and no further awards will be made under the Prior Plan. If Item Three is not approved, then our 2011 Plan will not become effective and the Prior Plan will remain in effect. Assuming both Item Three and this Item Four are approved by stockholders, then awards granted under the Prior Plan before stockholder approval of the 2011 Plan will remain outstanding in accordance with their terms.

Our stockholders are asked to approve the 2011 Plan (i) to qualify certain compensation under the 2011 Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, (ii) to satisfy NYSE Amex guidelines relating to equity compensation, and (iii) to qualify certain stock options authorized under the 2011 Plan for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Plan Highlights. The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our key employees, consultants and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards. Some of the key features of the 2011 Plan are highlighted below and are more fully described under the heading “Summary of the Plan.”

•
The maximum number of shares that may be issued under the 2011 Plan is 3,500,000, plus the number of shares available to be granted under the Prior Plan on the date of stockholder approval of the 2011 Plan.

•
The 2011 Plan does not permit what has been labeled by some stockholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the share reserve.

•	The 2011 Plan is designed to allow awards made under the plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

•	Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals shall be accumulated until such award is earned, and

Proxy Statement, Page 18

the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

•	The 2011 Plan prohibits the use of “discounted” stock options or stock appreciation rights.

•	The 2011 Plan prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval.

•
Any awards granted under the 2011 Plan are subject to forfeiture or repayment if a participant’s employment or service is terminated for cause (as described below). Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE Amex.

SUMMARY OF THE PLAN

The following is a summary of the 2011 Plan and is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Appendix B to this Proxy Statement.

Plan Limits. The maximum number of shares of our common stock that may be issued or transferred with respect to awards under the 2011 Plan is 3,500,000, plus the number of shares available to be granted under the Prior Plan on the date of stockholder approval of the 2011 Plan, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited, or shares that are returned to the company pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan, and upon payment in cash of the benefit provided by any award granted under the 2011 Plan, any shares that were covered by that award will be available for issue or transfer under the 2011 Plan.

Notwithstanding the foregoing, shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the 2011 Plan. In addition, if a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right will be counted against the 2011 Plan limit regardless of the number of shares used to settle the stock appreciation right.

The 2011 Plan imposes various sub-limits on the number of shares of our common stock that may be issued or transferred under the 2011 Plan. In order to comply with the rules applicable to incentive stock options, the 2011 Plan provides that all of the shares available may be issued as incentive stock options. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2011 Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or stock appreciation rights granted in any calendar year to any one participant will be 500,000 shares,

•	the maximum aggregate number of shares of restricted shares and shares subject to restricted share units granted in any calendar year to any one participant will be 500,000 shares,

Proxy Statement, Page 19

•
the maximum aggregate compensation that can be paid pursuant to other share-based awards or cash-based awards granted in any calendar year to any one participant will be $500,000 or a number of shares having an aggregate fair market value not in excess of such amount, and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $100,000.

Administration. The 2011 Plan will be administered by our Compensation Committee or such other committee as our board selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code, and an “independent director” under the NYSE Amex listing standards. The Compensation Committee will have full and final authority in its discretion to take all actions determined to be necessary in the administration of the 2011 Plan.

Our board may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the 2011 Plan or may act as administrator of the 2011 Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our board or Compensation Committee may expressly delegate to one or more directors or officers some or all of the Compensation Committee’s authority, within specified parameters, to administer the 2011 Plan.

Eligibility. The 2011 Plan provides that awards may be granted to our employees (including employees of our subsidiaries), consultants and non-employee directors, except that incentive stock options may be granted only to employees. Six non-employee directors and 17 employees, together with consultants we utilize, would currently be eligible to participate in the 2011 Plan.

           Duration and Modification. The 2011 Plan will terminate on March 11, 2021, or such earlier date as our Board of Directors may determine. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding. The board may amend, suspend or terminate the 2011 Plan at any time but stockholder approval is required for any amendment to the extent necessary to comply with the NYSE Amex rules or applicable laws. An amendment of the 2011 Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the Compensation Committee may amend the plan or any award without a participant’s consent to the extent the Compensation Committee deems necessary to comply with applicable law.

Stock Options. Our Compensation Committee may, at any time and from time to time, grant stock options to participants in such number as the Compensation Committee determines in its discretion. Stock options may consist of incentive stock options (or “ISOs”), non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase common shares at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). The fair market value of our common stock as reported on the NYSE Amex on April 4, 2011 was $[●] per share. No stock options may be exercised more than 10 years from the date of grant.

Proxy Statement, Page 20

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our Compensation Committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of our common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by a cashless exercise (including by withholding shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the Compensation Committee.

Stock Appreciation Rights. Our Compensation Committee may, at any time and from time to time, grant stock appreciation rights (or “SARs”) to participants in such number as the Compensation Committee determines in its discretion. The grant price for each SAR will be determined by the Compensation Committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, common shares of equivalent value, or in some combination thereof.

Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our Compensation Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

Restricted Shares. Our Compensation Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the Compensation Committee determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of common shares to the recipient in consideration of the performance of services. Unless otherwise provided by the Compensation Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any right to dividends with respect to restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our Compensation Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the

Proxy Statement, Page 21

Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units. Our Compensation Committee may, at any time and from time to time, grant or sell restricted share units to participants in such number as the Compensation Committee determines in its discretion.

Restricted share units constitute an agreement to deliver common shares to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Compensation Committee may specify. To the extent earned, the participant will receive payment of such performance-based restricted share units at the time and in the manner determined by our Compensation Committee, in cash, common shares, restricted shares, or any combination thereof.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the restricted share units on a current or deferred basis. However, any right to dividends equivalents with respect to restricted share units that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted share units.

Other Share-Based Awards. Our Compensation Committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or factors that may influence the value of such shares. For example, the awards may include common shares granted as a stock bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our company or our subsidiaries or other factors determined by the Compensation Committee.

The Compensation Committee will determine the terms and conditions of these other share-based awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Other share-based awards may be granted with a right to receive dividend equivalents on a current or deferred basis. However, any right to dividend equivalents with respect to an other share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.

Cash-Based Awards. We may also grant cash-based awards under the 2011 Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the Compensation Committee, which may include continued service and/or the achievement of performance objectives.

Performance Objectives. Our Compensation Committee may condition the vesting, exercise or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, units, functions,

Proxy Statement, Page 22

partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our Compensation Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Moreover, the Compensation Committee may designate any restricted share, restricted share unit, other share-based award or cash-based award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. To the extent consistent with Section 162(m) of the Internal Revenue Code, the performance objectives may be calculated without regard to extraordinary items or adjusted, as the Compensation Committee deems equitable, in recognition of unusual or non-recurring events affecting our company or its subsidiaries or changes in applicable tax laws or accounting principles.

Acceleration of Awards. Our Compensation Committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Compensation Committee, in its discretion, declares. Any such decisions by the Compensation Committee need not be uniform among all participants or awards. Unless our Compensation Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Internal Revenue Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the Compensation Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Internal Revenue Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Internal Revenue Code to fail to satisfy the requirements of Section 409A.

Proxy Statement, Page 23

Change in Control. If we experience a change in control, the Compensation Committee generally has discretion to take action with respect to outstanding awards, including, without limitation, the ability to (i) accelerate the vesting, settlement or exercisability of an award; (ii) cancel an award in exchange for a cash payment; (iii) cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR; or (iv) issue substitute awards.

A change in control generally means any of the following: (i) the acquisition of 50% or more of our outstanding voting securities; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, unless the owners of our voting securities own 50% or more of the resulting corporation; or (iv) the sale or other disposition of all or substantially all of our assets.

Forfeiture or Repayment of Awards. If a participant’s employment or service is terminated for cause, then, upon notice from the Compensation Committee, the participant shall forfeit all outstanding awards, return any shares held by the participant that were acquired under the 2011 Plan, and repay the company in cash for any shares that were acquired under the 2011 Plan but previously disposed of by the participant. For this purpose, “cause” shall have the meaning specified in any applicable employment agreement with the participant, or, if there is no such agreement, “cause” generally shall mean: (i) a material breach of, or habitual neglect or failure to perform the material aspects of a participant’s duties; the participant’s material failure to follow the reasonable directives or policies established by the company; or the participant’s engaging in conduct that is materially detrimental to the interests of the company and that results in a material loss or injury, provided that in each case the participant has a limited opportunity to remedy the situation (if capable of being remedied); (ii) the willful breach by the participant of any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the participant and the company; or (iii) the conviction of the participant of, or the entry of a pleading of guilty or nolo contendere by the participant to, any crime involving moral turpitude or any felony.

Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE Amex.

Transferability. Except as our Board of Directors or Compensation Committee otherwise determines, awards granted under the 2011 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our Compensation Committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2011 Plan may provide that any common shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments. In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our Compensation Committee will adjust the number and kind of shares that may be delivered under the 2011 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other

Proxy Statement, Page 24

price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our Compensation Committee, whose determination will be conclusive.

Prohibition on Re-Pricing. Subject to adjustment as described under “Adjustments” immediately above, the 2011 Plan does not permit, without the approval of our stockholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the 2011 Plan.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2011 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the

Proxy Statement, Page 25

exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares. A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units. A participant will not recognize income upon the grant of restricted share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2011 Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A.  The 2011 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted shares awards, stock options and stock appreciation rights that comply with the terms of the 2011 Plan are designed to be exempt from the application of Section 409A. Restricted share units and dividend equivalents granted under the 2011 Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Proxy Statement, Page 26

Tax Consequences to Us. To the extent that a participant recognizes ordinary income in the circumstances described above, our company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Internal Revenue Code.

OTHER MATTERS

Plan Benefits. Our Compensation Committee will determine, in its discretion, all awards under the 2011 Plan, but no awards to our officers, employees or non-employee directors are currently determinable.

Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the 2011 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2011 Plan by our stockholders.

Current Equity Compensation Plan Information

The following table provides information as of April 4, 2011 about the Prior Plan and its predecessors, under which awards are currently outstanding. If our stockholders approve the 2011 Plan and the increased common stock authorization, the Prior Plan will terminate effective immediately after the annual meeting. Once terminated, we will not grant any new awards under the Prior Plan, but any outstanding awards under that plan will remain outstanding in accordance with their terms.

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	724,063	$11.49	420,301
Equity compensation plans not approved by security holders	1,500	$28.20	0
Total	725,563	$11.52	420,301
____________

(1)	Column (a) represents the number of shares of our common stock that may be issued in connection with the exercise of outstanding stock options granted under the Prior Plan.

(2)	Column (c) represents the number of shares of our common stock available for future issuance under the Prior Plan.

Proxy Statement, Page 27

RECOMMENDATION OF THE BOARD

 The board recommends a vote FOR the adoption of the 2011 Stock Incentive Plan. The affirmative vote of a majority of our shares of common stock present at the annual meeting and cast on this item is required for adoption of the 2011 Stock Incentive Plan.

[END OF ITEM FOUR]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Proxy Statement, Page 28

CORPORATE GOVERNANCE

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee conducts an annual director performance evaluation process and proposes nominees for election as directors. Nominees must be well-regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of Palatin and the issues we face, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The committee considers individual merits, such as personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board and concern for the long-term interests of the stockholders. While we do not have a formal diversity policy, to ensure that the board of directors benefits from diverse perspectives, the committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. The committee also considers each candidate in relation to existing or other potential members of the board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced board.

The committee will consider stockholder recommendations of nominees if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background, and a signed consent from the recommended nominee stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director. The committee will consider candidates recommended by stockholders on the same basis as candidates from other sources. The committee may retain outside consultants to assist in identifying suitable director candidates. Stockholders may send their written recommendations with the required documentation to our executive offices at 4C Cedar Brook Drive, Cranbury, NJ 08512, Attention: Secretary, no later than the deadline for stockholder proposals to be included in the proxy statement as specified under “Stockholder Proposals for Next Annual Meeting” on page 47.

DIRECTOR INDEPENDENCE

The board of directors has determined that all of the directors and nominees except for Dr. Spana (our chief executive officer and president) and Dr. Prendergast (our chairman) are independent directors, as defined in the listing standards of the NYSE Amex, on which our common stock is listed.

THE BOARD AND ITS COMMITTEES

Committees and meetings. The board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended June 30, 2010, the board met four times, the Audit Committee met four times, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met once. Each director has attended at least 75% of the total number of meetings of the board and committees of the board on which he served. While directors are encouraged to attend

Proxy Statement, Page 29

meetings of stockholders, with the exception of Drs. Prendergast and Spana, the directors did not attend the 2010 annual meeting of stockholders.

Audit Committee. The Audit Committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The Audit Committee is composed of three non-employee directors, Mr. deVeer, Dr. Horovitz and Dr. Taber. The board has determined that the members of the Audit Committee are independent, as defined in the listing standards of the NYSE Amex, and satisfy the requirements of the NYSE Amex as to financial literacy and expertise. The board has determined that at least one member of the committee, Mr. deVeer, is the Audit Committee financial expert as defined by Item 407 of Regulation S-K. The responsibilities of the Audit Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com. The report of the Audit Committee appears under Item Two above.

Compensation Committee. The Compensation Committee reviews and recommends to the board on an annual basis employment agreements and compensation for our officers, directors and some employees, and administers our 2005 Stock Plan and the options still outstanding which were granted under previous stock option plans. The Compensation Committee is composed of Mr. deVeer, Dr. Horovitz and Dr. Taber. The board has determined that the members of the Compensation Committee are independent, as defined in the listing standards of the NYSE Amex. The report of the Compensation Committee appears below, in our discussion of executive compensation.

The Compensation Committee does not have a written charter. The committee administers our 2005 Stock Plan, under which it may delegate to an officer its authority to grant stock options and rights to officers and employees in accordance with Delaware law, except that it cannot authorize an officer to make grants to himself. Our chief financial officer supports the committee in its work by gathering, analyzing and presenting data on Palatin’s compensation arrangements and compensation in the marketplace.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board in recommending nominees as described above, and in determining the composition of committees. It also reviews, assesses and makes recommendations to the board concerning policies and guidelines for corporate governance, including relationships of the board, the stockholders and management in determining Palatin’s direction and performance. The responsibilities of the Nominating and Corporate Governance Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com. The Nominating and Corporate Governance Committee is composed of Mr. deVeer and Dr. Horovitz, each of whom meets the independence requirements currently established by the NYSE Amex.

Duration of office. Unless a director resigns, all directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Directors serve as members of committees as the board determines from time to time.

Proxy Statement, Page 30

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Generally, stockholders who have questions or concerns should contact Stephen T. Wills, Secretary, Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. However, any stockholder who wishes to address questions regarding our business directly to the board of directors, or any individual director, can direct questions to the board or a director by regular mail to the Secretary at the address above or by e-mail to boardofdirectors@palatin.com. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Secretary determines that the communication is unrelated to the duties and responsibilities of the board, such as product inquiries, resumes, advertisements or other promotional material. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will also not be distributed to the board or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

BOARD ROLE IN RISK OVERSIGHT

Our board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal and regulatory matters. The board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, committees of the board assist in its risk oversight responsibility, including:

•
The Audit Committee assists the board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•
The Compensation Committee assists the board in its oversight of risk relating to compensation policies and practices.  The Compensation Committee annually reviews our compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company.

BOARD LEADERSHIP STRUCTURE

Since 2000, the roles of chairman of the board and chief executive officer have been held by separate persons. John K.A. Prendergast, Ph.D., a non-employee director, has served as chairman of the board since June 2000. Carl Spana, Ph.D., has been our chief executive officer and president since June 2000. Generally, the chairman is responsible for advising the chief executive officer, assisting in long-term strategic planning, and presiding over meetings of the

Proxy Statement, Page 31

board, and the chief executive officer is responsible for leading our day-to-day performance. While we do not have a written policy with respect to separation of the roles of chairman of the board and chief executive officer, the board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the chief executive officer to the board; strengthening the board’s independence from management; assisting the board in reaching consensus on particular strategies and policies; and in facilitating robust director, board, and executive officer evaluation processes.

CODE OF CORPORATE CONDUCT AND ETHICS

We have adopted a code of corporate conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. You can view the code of corporate conduct and ethics at our website, www.palatin.com. We will disclose any amendments to, or waivers from, provisions of the code of corporate conduct and ethics that apply to our directors, principal executive and financial officers in a current report on Form 8-K, unless the rules of the NYSE Amex permit website posting of any such amendments or waivers.

DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to all directors during fiscal 2010, except for Dr. Spana, whose compensation is set forth below in the Summary Compensation Table and related disclosure. Dr. Spana did not receive any separate compensation for his services as a director.

Name	Fees earned or paid in cash ($)	Option awards ($) (1) (2)	Total ($)
John K.A. Prendergast, Ph.D.	60,000	14,953	74,953
Perry B. Molinoff, M.D.	30,000	9,969	39,969
Robert K. deVeer, Jr.	34,000	9,969	43,969
Zola P. Horovitz, Ph.D.	30,000	9,969	39,969
Robert I. Taber, Ph.D.	32,000	9,969	41,969
Errol De Souza, Ph.D.	30,000	9,969	39,969
J. Stanley Hull	30,000	9,969	39,969

(1)
Amounts in this column represent the aggregate grant date fair value for option awards granted in fiscal 2010 computed in accordance with FASB ASC Topic 718. For a description of the assumptions we used to calculate these amounts, see Note 9 to the consolidated financial statements included in our annual report which accompanies this proxy statement.

Proxy Statement, Page 32

(2)	The aggregate number of shares underlying option awards outstanding at June 30, 2010 for each director was:

Dr. Prendergast                         76,100

Dr. Molinoff                               56,458

Mr. deVeer                                  45,500

Dr. Horovitz                                39,500

Dr. Taber                                     39,000

Dr. De Souza                               34,875

Mr. Hull                                   30,666

Non-Employee Directors’ Option Grants. Non-employee directors receive an annual option grant on the first day of each fiscal year, or such later date as may be determined by the board. On July 1, 2009, the first day of our last completed fiscal year, the chairman of the board received an option to purchase 6,000 shares of common stock and each other non-employee director received an option to purchase 4,000 shares of common stock. All of these options have an exercise price of $2.80 per share, the closing price of our common stock on the date of grant, vested in twelve monthly installments beginning July 31, 2009, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option. In addition, on the same date Mr. deVeer received an additional option to purchase 3,500 shares of common stock, with an exercise price of $2.80 per share, relating to his services as a member and chairman of the Audit Committee and as an Audit Committee financial expert. The additional option granted to Mr. deVeer vests in four annual installments on the anniversary of the date of grant, expires ten years from the date of grant and provides for accelerated vesting in the event of involuntary termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration of the option.

On July 21, 2010, as the annual option grant for the current fiscal year, the chairman of the board received an option to purchase 6,000 shares of common stock and each other non-employee director received an option to purchase 4,000 shares of common stock. All of these options have an exercise price of $1.70 per share, the closing price of our common stock on the date of grant, vest in twelve monthly installments beginning on July 31, 2010, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

Following the resignation of Dr. De Souza effective December 31, 2010, the Compensation Committee determined to amend the options previously granted to him, such that vested options are exercisable until the earlier of June 30, 2012 or the expiration of the option.

Non-Employee Directors’ Cash Compensation. Dr. Prendergast serves as chairman of the board and receives an annual retainer of $60,000, payable quarterly. Other non-employee directors receive an annual retainer of $30,000, payable on a quarterly basis, with the Audit

Proxy Statement, Page 33

Committee chairperson and Compensation Committee chairperson receiving an additional $4,000 and $2,000, respectively, payable on a quarterly basis.

Non-Employee Directors’ Expenses. Non-employee directors are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

Employee Directors. Employee directors are not separately compensated for services as directors, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

EXECUTIVE OFFICERS

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The current executive officers hold office under employment agreements.

Name (1)	Age	Position with Palatin
Carl Spana, Ph.D.	48	Chief executive officer, president and director
Stephen T. Wills, MST, CPA	54	Chief financial officer and executive vice president of operations, secretary and treasurer
_______________________________
(1)	Trevor Hallam, Ph.D., served as executive vice president of research and development from May 2005 through December 31, 2010, the effective date of his resignation.

Additional information about Dr. Spana is included above under the heading “Identification of Directors.”

STEPHEN T. WILLS, MST, CPA, has been vice president, secretary, treasurer and chief financial officer since 1997 and has been executive vice president of operations since 2005. From July 1997 to August 2000, Mr. Wills was also a vice president and the chief financial officer of Derma Sciences, Inc., a publicly-held company which provides wound and skin care products, and currently serves as lead director of Derma. Mr. Wills is also a director of U.S. Helicopter Corp., a publicly-held company. From 1991 to August 2000, he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

 EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by or paid to our principal executive officer, principal financial officer and our one other executive officer (our named executive officers) for our fiscal years ended June 30, 2010 and 2009. We have no non-equity incentive plan, no defined benefit or actuarial pension plan, and no deferred compensation plan.

Proxy Statement, Page 34

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock awards (2) ($)	Option awards (2) ($)	All other compen- sation (3) ($)	Total ($)
Carl Spana, Ph.D., chief executive officer and president	2010	390,000	0	0	62,305	12,250	464,555
	2009	390,000	25,000	22,500	38,455	9,750	485,705

Stephen T. Wills, MST, CPA, chief financial officer and executive vice president of operations	2010	321,000	0	0	49,844	12,250	383,094
	2009	321,000	25,000	22,500	30,764	11,500	410,764

Trevor Hallam, Ph.D., executive vice president of research and development (4)	2010	321,000	0	0	49,844	12,250	383,094
	2009	321,000	25,000	22,500	30,764	11,500	410,764

(1)	Performance based bonus amounts for fiscal 2009 were paid on December 31, 2008. There were no bonuses awarded to any of our executive officers for fiscal 2010.

(2)
Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions we used to calculate these amounts, see Note 9 to the consolidated financial statements included in our annual report which accompanies this proxy statement.

(3)	Consists of matching contributions to 401(k) plan accounts.

(4)	Dr. Hallam resigned effective December 31, 2010.

Employment Agreements

Effective July 1, 2010, we entered into employment agreements with Dr. Spana, Mr. Wills and Dr. Hallam, which continue through June 30, 2013 unless terminated earlier. On November 15, 2010, we entered into a separation agreement with Dr. Hallam, pursuant to which he resigned as an officer and employee effective December 31, 2010.

Under the employment agreements, which replace substantially similar agreements that expired on June 30, 2010, Dr. Spana is serving as chief executive officer and president at a base salary of $390,000 per year and Mr. Wills is serving as chief financial officer and executive vice president of operations at a base salary of $321,000 per year. Each agreement also provides for:

•	annual discretionary bonus compensation, in an amount to be decided by the Compensation Committee and approved by the board, based on achievement of yearly objectives; and

•	participation in all benefit programs that we establish, to the extent the executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

Each agreement allows us or the executive to terminate the agreement upon written notice, and contains other provisions for termination by us for “cause,” or by the employee for

Proxy Statement, Page 35

“good reason” or due to a “change in control” (as these terms are defined in the employment agreements and set forth below). Early termination may, in some circumstances, result in severance pay at the salary then in effect, plus continuation of medical and dental benefits then in effect for a period of two years (Dr. Spana) or 18 months (Mr. Wills). In addition, the agreements provide that options and restricted stock units granted to these officers accelerate upon termination of employment except for voluntary resignation by the officer or termination for cause. In the event of retirement, termination by the officer for good reason, or termination by us other than for “cause”, options may be exercised until the earlier of twenty-four months following termination or expiration of the option term. Arrangements with our named executive officers in connection with a termination following a change in control are described below. Each agreement includes non-competition, non-solicitation and confidentiality covenants.

Under the separation agreement with Dr. Hallam, his resignation was a termination at the election of the employee, and options and restricted stock units not vested expired on December 31, 2010, and vested options expire three months after that date. The separation agreement with Dr. Hallam provides we will provide him with salary continuation for a period of six months following the date of termination of employment, and Dr. Hallam will provide consulting services to us during that period. Non-competition, non-solicitation and confidentiality covenants of the employment agreement with Dr. Hallam, which employment agreement is substantially identical to that of Mr. Wills, survive Dr. Hallam’s termination of employment.

The Compensation Committee determined not to award any discretionary bonuses to our named executive officers or to authorize any increase in our named executive officers’ salaries for fiscal 2010, based on results of operations during fiscal 2009, including our financial condition and our common stock price.

Stock Option and Restricted Stock Unit Grants

In October 2006, we granted 37,500, 30,000 and 30,000 restricted stock units to Dr. Spana, Mr. Wills and Dr. Hallam, respectively, which vested on March 26, 2010. The terms of these restricted stock units require that each executive retain ownership of at least 33% of the vested stock for the duration of the executive’s employment with us unless there is a change in control or for hardship as determined by the board of directors. In connection with the grant of the restricted stock units to our executive officers in October 2006, we determined at that time that the executive officers would not receive any further stock options or stock awards during the remainder of fiscal 2007 or the next three fiscal years thereafter, subject, however, to annual review by the Compensation Committee, which is authorized to make additional grants if warranted based on market conditions, our common stock price, the need to retain our executive officers and the interests of our stockholders.

In fiscal 2008, the Compensation Committee determined that additional stock option grants were necessary in order to motivate and retain our executive officers, and on March 26, 2008, Dr. Spana, Mr. Wills and Dr. Hallam were granted options to purchase 37,500, 30,000 and 30,000 shares of common stock, respectively, vesting over four years. Twenty-five percent of the shares underlying each option were granted at an exercise price in excess of the fair market value on the date of grant in order to incentivize the executive to improve our financial condition.

In each of fiscal 2009 and 2010, the Compensation Committee determined that additional

Proxy Statement, Page 36

equity grants were necessary in order to motivate and retain our executive officers. Effective on each of July 1, 2008 and July 1, 2009, Dr. Spana, Mr. Wills and Dr. Hallam were granted options to purchase 25,000, 20,000 and 20,000 shares of common stock, respectively, vesting over four years with an exercise price equal to the closing price of our common stock on the respective date of grant. In addition, on December 10, 2008, we granted restricted stock units as to 25,000 shares of common stock to each of Dr. Spana, Mr. Wills and Dr. Hallam, which vested on December 31, 2009.

On July 21, 2010, we granted 25,000, 20,000 and 20,000 restricted stock units to Dr. Spana, Mr. Wills and Dr. Hallam, respectively, which vested as to 50% on September 15, 2010 and 50% (for Dr. Spana and Mr. Wills only) on March 15, 2011. Under the separation agreement with Dr. Hallam, his restricted stock units, which would otherwise have vested on March 15, 2011, were terminated without vesting.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table summarizes all of the outstanding equity awards granted to our named executive officers as of June 30, 2010, the end of our fiscal year. No stock awards were outstanding as of June 30, 2010.

		Option awards (1)
Name	Option grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Carl Spana	08/01/00	14,000	0	51.25	08/01/10
	10/01/01	10,000	0	31.90	10/01/11
	12/11/02	10,000	0	20.00	12/11/12
	07/16/03	10,000	0	32.40	07/16/13
	07/01/05	7,500	0	37.50	07/01/15
	07/01/05	8,300	0	17.50	07/01/15
	10/06/06	9,375	3,125	24.90	10/06/16
	03/26/08	14,062	14,062	2.80	03/26/18
	03/26/08	2,344	2,344	5.00	03/26/18
	03/26/08	2,344	2,344	6.60	03/26/18
	07/01/08	6,250	18,750	1.80	07/01/18
	07/01/09	0	25,000	2.80	07/01/19

Proxy Statement, Page 37

Stephen T. Wills	08/01/00	6,500	0	51.25	08/01/10
	10/01/01	7,000	0	31.90	10/01/11
	12/11/02	8,000	0	20.00	12/11/12
	07/16/03	8,000	0	32.40	07/16/13
	07/01/05	5,000	0	37.50	07/01/15
	07/01/05	7,300	0	17.50	07/01/15
	10/06/06	7,500	2,500	24.90	10/06/16
	03/26/08	11,250	11,250	2.80	03/26/18
	03/26/08	1,875	1,875	5.00	03/26/18
	03/26/08	1,875	1,875	6.60	03/26/18
	07/01/08	5,000	15,000	1.80	07/01/18
	07/01/09	0	20,000	2.80	07/01/19

Trevor Hallam (2)	05/09/05	35,000	0	19.90	05/09/15
	10/06/06	7,500	2,500	24.90	10/06/16
	03/26/08	11,250	11,250	2.80	03/26/18
	03/26/08	1,875	1,875	5.00	03/26/18
	03/26/08	1,875	1,875	6.60	03/26/18
	07/01/08	5,000	15,000	1.80	07/01/18
	07/01/09	0	20,000	2.80	07/01/19

(1)
Stock option vesting schedules: All options granted before October 6, 2006 have fully vested. Options granted on or after October 6, 2006 vest over four years with 1/4 of the shares vesting per year starting on the first anniversary of the grant date.

(2)
Options granted to Dr. Hallam: Under the separation agreement with Dr. Hallam, he ceased to be an employee as of December 31, 2010. All stock options that had not vested terminated as of that date, and all vested options terminated on March 31, 2011.

Proxy Statement, Page 38

Termination and Change-In-Control Arrangements

The employment agreements and restricted stock unit agreements with Dr. Spana and Mr. Wills contain the following provisions concerning severance compensation and the vesting of stock options and restricted stock units upon termination of employment or upon a change in control. The executive’s entitlement to severance, payment of health benefits and accelerated vesting of options is contingent on the executive executing a general release of claims against us.

Termination Without Severance Compensation. Regardless of whether there has been a change in control, if we terminate employment for cause or the executive terminates employment without good reason (as those terms are defined in the employment agreement and set forth below), then the executive receives only his accrued salary and vacation benefits through the date of termination. He may also elect to receive medical and dental benefits pursuant to COBRA for up to two years (Dr. Spana) or 18 months (Mr. Wills), but must remit the cost of coverage to us. Under the terms of our outstanding options and restricted stock units, all unvested options and restricted stock units would terminate immediately, and vested options would be exercisable for three months after termination.

Severance Compensation Without a Change in Control. If we terminate or fail to extend the employment agreement without cause, or the executive terminates employment with good reason, then the executive will receive as severance pay his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. In addition, upon such event all unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term, and all unvested restricted stock units would accelerate and become fully vested.

Severance Compensation After a Change in Control. If, within one year after a change in control, we terminate employment or the executive terminates employment with good reason, then the executive will receive as severance pay 200% (Dr. Spana) or 150% (Mr. Wills) of his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. We would also reimburse the executive for up to $25,000 in fees and expenses during the six months following termination, for locating employment. We would also reimburse the executive for any excise tax he might incur on “excess parachute payments” (as defined in Section 280G(b) of the Internal Revenue Code). All unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term. All unvested restricted stock units would vest upon a change in control, without regard to whether the executive’s employment is terminated.

Option Vesting Upon a Change in Control. A change in control by itself does not change compensation or benefits while the employment agreement remains in effect. However, if any options are to be terminated in connection with a change in control, those options will vest in full immediately before the change in control.

Definitions. Under the employment agreements, a “change in control,” “cause” and “good reason” are defined as follows:

A “change in control” occurs when:

(a)	some person or entity acquires more than 50% of the voting power of our

Proxy Statement, Page 39

outstanding securities;

(b)	the individuals who, during any twelve month period, constitute our board of directors cease to constitute at least a majority of the board of directors;

(c)	we enter into a merger or consolidation; or

(d)           we sell substantially all our assets.

The term “cause” means:

(a)
the occurrence of (i) the executive’s material breach of, or habitual neglect or failure to perform the material duties which he is required to perform under, the terms of his employment agreement; (ii) the executive’s material failure to follow the reasonable directives or policies established by or at the direction of our board of directors; or (iii) the executive’s engaging in conduct that is materially detrimental to our interests such that we sustain a material loss or injury as a result thereof, provided that the breach or failure of performance is not cured, to the extent cure is possible, within ten days of the delivery to the executive of written notice thereof;

(b)	the willful breach by the executive of his obligations to us with respect to confidentiality, invention and non-disclosure, non-competition or non-solicitation; or

(c)	the conviction of the executive of, or the entry of a pleading of guilty or nolo contendere by the executive to, any crime involving moral turpitude or any felony.

The term “good reason” means the occurrence of any of the following, with our failure to cure such circumstances within 30 days of the delivery to us of written notice by the executive of such circumstances:

(a)
any material adverse change in the executive’s duties, authority or responsibilities, which causes the executive’s position with us to become of significantly less responsibility, or assignment of duties and responsibilities inconsistent with the executive’s position;

(b)	a material reduction in the executive’s salary;

(c)
our failure to continue in effect any material compensation or benefit plan in which the executive participates, unless an equitable arrangement has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants;

(d)
our failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our health and welfare insurance, retirement and other fringe-benefit plans, the taking of any action by us which would directly or indirectly materially reduce any of such benefits, or our failure to provide the executive with the number of paid vacation days to which he is entitled; or

Proxy Statement, Page 40

(e)	the relocation of the executive to a location which is a material distance from Cranbury, New Jersey.

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors and officers. To the best of our knowledge, all of the filings for our directors and officers were made on a timely basis in the fiscal year ended June 30, 2010.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The tables below show the beneficial stock ownership and voting power, as of April 4, 2011, of:

•	each director, each of the named executive officers, and all current directors and officers as a group; and

•	all persons who, to our knowledge, beneficially own more than five percent of our common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or dispositive power over outstanding stock and stock which a person has the right to acquire now or within 60 days after April 4, 2011. See the footnotes for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and dispositive power over all shares listed.

The common stock has one vote per share and the Series A preferred stock has approximately 5.38 votes per share. Total voting power is the sum of common stock and Series A preferred stock outstanding as of April 4, 2011, on which date 34,900,591 shares of common stock and 4,997 shares of Series A preferred stock were outstanding.

The address for all members of our management is c/o Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the table.

MANAGEMENT:
Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class	Percent of total voting power
Common	Carl Spana, Ph.D.	222,264 (1)	*	*
Common	Stephen T. Wills	191,800 (2)	*	*
Common	Trevor Hallam, Ph.D.	45,448 (3)	*	*
Common	John K.A. Prendergast, Ph.D.	60,867 (4)	*	*

Proxy Statement, Page 41

Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class	Percent of total voting power
Common	Perry B. Molinoff, M.D.	53,625 (5)	*	*
Common	Robert K. deVeer, Jr.	34,142 (6)	*	*
Common	Zola P. Horovitz, Ph.D.	33,667 (7)	*	*
Common	Robert I. Taber, Ph.D.	35,667 (8)	*	*
Common	J. Stanley Hull	26,833 (9)	*	*
	All current directors and executive officers as a group (eight persons)(10)	658,865 (11)	1.9%	*
*Less than one percent.

(1)	Includes 105,175 shares which Dr. Spana has the right to acquire under options, and 4,348 shares which he has the right to acquire under Series A warrants.

(2)	Includes 82,800 shares which Mr. Wills has the right to acquire under options, and 4,348 shares which he has the right to acquire under Series A warrants.

(3)	Outstanding shares of common stock. Dr. Hallam resigned effective December 31, 2010.

(4)	Includes 59,100 shares which Dr. Prendergast has the right to acquire under options.

(5)	Includes 52,625 shares which Dr. Molinoff has the right to acquire under options.

(6)	Includes 34,042 shares which Mr. deVeer has the right to acquire under options.

(7)	Includes 33,167 shares which Dr. Horovitz has the right to acquire under options.

(8)	Includes 35,167 shares which Dr. Taber has the right to acquire under options.

(9)	Represents shares which Mr. Hull has the right to acquire under options.

(10)	Excludes Dr. Hallam, who resigned effective December 31, 2010.

(11)	Includes 437,605 shares which directors and officers have the right to acquire under options.

Proxy Statement, Page 42

MORE THAN 5% BENEFICIAL OWNERS:
Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power
Common	Austin W. Marxe David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022.	4,891,304 (2)	13.9%	12.9%
Common	Mark N. Lampert BVF Inc. BVF Partners L.P. 900 North Michigan Avenue Suite 1100 Chicago, Illinois 60611	3,496,177 (3)	9.9%	9.7%
Common	James E. Flynn 780 Third Avenue, 37th Floor New York, NY 10017	3,512,825 (4)	9.9%	9.3%
Common	Great Point Partners LLC Jeffrey R. Jay, M.D. David Kroin 165 Mason Street, 3rd Floor Greenwich, CT 06830	3,512,825 (5)	9.9%	9.3%
Common	Quogue Capital LLC Wayne P. Rothbaum 50 West 57th Street 15th Floor New York, NY 10019.	2,173,913 (6)	6.2%	5.7%
Series A Preferred	Tokenhouse PTE LTD 9 – 11 Reitergasse Zurich 8027, Switzerland	667	13.3%	*
Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500	10.0%	*
Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500	10.0%	*
Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	10.0%	*

Proxy Statement, Page 43

Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power
Series A Preferred	103336 Canada Inc. 168 Forest Hill Rd. Toronto, Ontario, M5P2M9	300	6.0%	*
Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	5.0%	*
Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	5.0%	*
Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	5.0%	*
Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	5.0%	*
Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	5.0%	*
Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019-3321	250	5.0%	*
Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	5.0%	*
*Less than one percent.

(1)  Unless otherwise indicated by footnote, all share amounts represent outstanding shares of the class indicated, and all beneficial owners listed have, to our knowledge, sole voting and dispositive power over the shares listed.

(2) Includes 391,304 shares issuable on exercise of Series A warrants. Consists of:

(i) 2,445,652 shares held by Special Situations Life Sciences Fund, L.P., including 195,652 shares issuable on exercise of Series A warrants;
(ii) 1,467,391 shares held by Special Situations Fund III QP, L.P., including

Proxy Statement, Page 44

117,391 shares issuable on exercise of Series A warrants;
(iii) 489,130 shares held by Special Situations Private Equity Fund, L.P., including 39,130 shares issuable on exercise of Series A warrants; and
(iv) 489,130 shares held by Special Situations Cayman Fund, L.P., including 39,130 shares issuable on exercise of Series A warrants.

MGP Advisers Limited Partnership (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P.  AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Private Equity Fund, L.P. and the Special Situations Life Sciences Fund, L.P.  Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

 (3)  Includes 96,177 shares issuable on exercise of certain warrants. Mr. Lampert is the president of BVF Inc. Based on a joint Schedule 13G filing dated February 24, 2011 and on holdings of record, each of the owners listed had shared voting and dispositive power with respect to all the shares listed, and the following entities shared voting and dispositive power over the number of shares indicated:

(i) BVF Investments, L.L.C.: 1,933,180 shares, including 53,180 shares issuable on exercise of certain warrants;
(ii) Biotechnology Value Fund, L.P.: 806,177 shares, including 22,177 shares issuable on exercise of certain warrants;
(iii) Biotechnology Value Fund II, L.P.: 557,332 shares, including 15,332 shares issuable on exercise of certain warrants; and
(iv) Investment 10, L.L.C.: 199,488 shares, including 5,488 shares issuable on exercise of certain warrants.

 (4)  Includes 262,825 shares issuable on exercise of Series A warrants. Based on a joint Schedule 13G/A filed on March 15, 2011 filed by Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited and James E. Flynn (collectively, “Deerfield”), reporting ownership of 3,532,609 shares, including 282,609 shares issuable on exercise of Series A warrants, consisting of:

(i) 1,398,913 shares beneficially owned by Deerfield Special Situations Fund, L.P., including 111,913 shares issuable on exercise of Series A warrants; and
(ii) 2,133,696 shares beneficially owned by Deerfield Special Situations Fund International Limited, including 170,696 shares issuable on exercise of Series A warrants.

Deerfield Capital, L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P., Deerfield Management Company L.P. shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund International Limited and James E. Flynn shares voting and dispositive power over the shares owned by Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited. The warrants are subject to provisions restricting their

Proxy Statement, Page 45

exercise to the extent that, upon such exercise, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group would exceed 9.99% of the total number of shares then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, Deerfield disclaimed beneficial ownership of the shares underlying the warrant to the extent beneficial ownership of those shares would cause Deerfield to exceed the Ownership Cap. The number of shares included in the table gives effect to the Ownership Cap.

(5)  Includes 262,825 shares issuable on exercise of Series A warrants. Dr. Jay and Mr. Kroin are managing members of Great Point Partners, LLC. Based on a joint Schedule 13G filing dated March 1, 2011, each of the owners listed had shared voting and dispositive power with respect to all the shares listed. Great Point Partners, LLC is the investment manager for the following entities or persons, which have shared voting and dispositive power over the number of shares indicated:

(i) Biomedical Value Fund, LP: 1,060,655 shares, including 92,231 shares issuable on exercise of Series A warrants;
(ii) Biomedical Offshore Value Fund, Ltd.: 611,644 shares, including 53,186 shares issuable on exercise of Series A warrants;
(iii) Biomedical Institutional Value Fund, LP: 393,303 shares, including 34,200 shares issuable on exercise of Series A warrants;
(iv) Lyrical Multi-Manager Fund, LP: 530,328 shares, including 46,116 shares issuable on exercise of Series A warrants;
(v) Class D Series of GEF-PS, LP: 530,328 shares, including 46,116 shares issuable on exercise of Series A warrants;
(vi) David J. Morrison: 17,678 shares, including 1,537 shares issuable on exercise of Series A warrants; and
(vii) WS Investments III, LLC: 106,064 shares, including 9,223 shares issuable on exercise of Series A warrants.

(6)  Includes 173,913 shares issuable on exercise of Series A warrants. According to a joint Schedule 13G filing dated February 24, 2011, each of the owners listed had shared voting and dispositive power with respect to all the shares listed. Mr. Rothbaum is the president of Quogue Capital LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As a condition of employment, we require all employees to disclose in writing actual or potential conflicts of interest, including related party transactions. Our code of corporate conduct and ethics, which applies to employees, officers and directors, requires that the Audit Committee review and approve related party transactions. In connection with a firm commitment public offering which is described in a prospectus dated February 24, 2011 which we filed with the SEC, our two executive officers, Carl Spana, Ph.D. and Stephen T. Wills, each purchased 50,000 units, consisting of 50,000 shares of common stock, 50,000 Series A warrants and 50,000 Series B warrants, at the public offering price of $1.00 per unit, which purchase was reviewed and

Proxy Statement, Page 46

approved by our Audit Committee.  Other than as disclosed in this paragraph, since July 1, 2008, there have been no transactions or proposed transactions in which we were or are to be a participant, in which any related person had or will have a direct or indirect material interest.

OTHER ITEMS OF BUSINESS

We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received no later than December 9, 2011. To be considered for presentation at the 2012 annual meeting, although not included in the proxy statement, proposals must be received no earlier than January 28, 2012 and no later than February 28, 2012. Proposals that are not received in a timely manner will not be voted on at the 2012 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary at our executive offices, 4C Cedar Brook Drive, Cranbury, NJ 08512.

AVAILABILITY OF ANNUAL REPORT

A copy of our annual report on Form 10-K for the fiscal year ended June 30, 2010, as filed with the SEC, including the consolidated financial statements and schedules but excluding exhibits, is being sent with this proxy statement without charge to each person whose proxy is being solicited. It is also available free of charge upon written request to Palatin Technologies, Inc., Attn: Investor Relations, 4C Cedar Brook Drive, Cranbury, New Jersey 08512, or by calling (609) 495-2200, or at http://palatin.investorroom.com.

Your cooperation in giving this matter your immediate attention and returning your proxy card or voting by telephone is greatly appreciated.

By order of the board of directors,

Stephen T. Wills, Secretary

April 5, 2011

Proxy Statement, Page 47

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on November 1, 1993 which contained a change of the name of the corporation to Interfilm, Inc. Thereafter a Certificate of Amendment was filed on July 19, 1996 which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, a Certificate of Amendment was filed on May 4, 2005, a Certificate of Amendment was filed on July 23, 2010, and a Certificate of Amendment was filed on September 24, 2010.

THIRD: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered “IV” of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1.  Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 110,000,000, comprised of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

Appendix A – Page 48

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this ___ day of _______ 2011.

By: _____________________
Name:  Stephen T. Wills
Title:  Executive Vice President and
Chief Financial Officer

[END OF APPENDIX A]

Appendix A – Page 49

APPENDIX B

PALATIN TECHNOLOGIES, INC.

2011 STOCK INCENTIVE PLAN

1.           Establishment, Purpose, Duration.

a.           Establishment.  Palatin Technologies, Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the Palatin Technologies, Inc. 2011 Stock Incentive Plan (the “Plan”).  The Plan is effective as of March 11, 2011 (the “Effective Date”), subject to the approval by the stockholders of the Company of (i) the Plan and (ii) the amendment to the Company's restated certificate of incorporation to increase the Company's authorized common stock from 40,000,000 shares to 100,000,000 shares (the date of such stockholder approvals being the “Approval Date”).  Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.           Purpose.  The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.           Duration.  No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.           Prior Plans.  If the Company’s stockholders approve the Plan and the amendment to the Company's restated certificate of incorporation to increase the Company's authorized common stock from 40,000,000 shares to 100,000,000 shares, the Palatin Technologies, Inc. 2005 Stock Plan, as amended (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.           Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

Appendix B - Page 50

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 12 of the Plan.

“Cause” as a reason for a termination of a Participant's employment shall have the meaning assigned such term, if any, in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination.  If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, then the term “Cause” shall mean: (a) (i) the Participant's material breach of, or habitual neglect or failure to perform the material aspects of his or her duties; (ii) the Participant's material failure to follow the reasonable directives or policies established by or at the direction of the Board; or (iii) the Participant's engaging in conduct that is materially detrimental to the interests of the Company such that the Company sustains a material loss or injury as a result thereof, provided that the breach or failure of performance by the Participant under subparagraphs (i) through (iii) hereof is not cured, to the extent cure is possible, within ten (10) days of the delivery to the Participant of written notice thereof; (b) the willful breach by the Participant of any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Participant and the Company; or (c) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

“Change in Control” means the occurrence of any of the following events:  (a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;  (b) the date the individuals who, during any twelve month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director during the twelve month period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of

Appendix B - Page 51

the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (c) a merger or consolidation of the Company approved by the stockholders of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (d) a sale of all or substantially all of the assets of the Company.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

Appendix B - Page 52

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange or national market system on which Shares are then trading, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan.  Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 14(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Palatin Technologies, Inc. 2011 Stock Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

Appendix B - Page 53

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock, par value $.01, of the Company, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.  Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.           Shares Available Under the Plan.

a.           Shares Available for Awards.  The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 3,500,000, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options.  Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.  The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b.           Share Usage.  In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Consultants or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the

Appendix B - Page 54

Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement.  Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above:  Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

c.           Per Participant Limits.  Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 500,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units granted in any calendar year to any one Participant shall be 500,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $500,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $100,000.

4.           Administration of the Plan.

a.           In General.  The Plan shall be administered by the Committee.  Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.  To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan.   The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.           Determinations.  The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations

Appendix B - Page 55

under the Plan selectively among Participants who receive, or Employees, Consultants or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Consultants or Directors are similarly situated).  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

c.           Authority of the Board.  The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes.  To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board.  To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5.           Eligibility and Participation.  Each Employee, Consultant and Director is eligible to participate in the Plan.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.           Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

b.           Exercise Price.  The exercise price per Share of an Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term.  The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Date of Grant.

Appendix B - Page 56

d.           Exercisability.  Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.           Exercise of Options.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares.  The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.           Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(i)           Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries.  The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)           To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)           No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.           Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

Appendix B - Page 57

      a.           Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term.  The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.           Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e.           Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.           Restricted Shares.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

Appendix B - Page 58

b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.           Custody of Certificates.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.           Rights Associated with Restricted Shares during Restricted Period.  During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period (on a current or deferred basis, as determined by the Committee and set forth in the applicable Award Agreement); provided, however, that with respect to Restricted Shares that are conditioned upon the achievement of Performance Objectives, receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.

9.           Restricted Share Units.  Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

Appendix B - Page 59

c.           Form of Settlement.  Restricted Share Units may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.           Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.           Award Agreement.  Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Form of Settlement.  An Other Share-Based Award may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11.           Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive dividend equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.  Notwithstanding the foregoing, (a) receipt of any dividend equivalents with respect to Awards that are conditioned upon the achievement of Performance Objectives will be subject to the same terms and conditions as the Award with respect to which they are paid, and (b) no dividend equivalents shall relate to Shares underlying a Stock Option or Stock Appreciation Right unless such dividend equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or Stock Appreciation Right to be subject to Section 409A of the Code.

12.           Cash-Based Awards.  Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

13.           Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the

Appendix B - Page 60

Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant.  Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section):  (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.           Compliance with Section 162(m).

a.           In General.  Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee.  Any such Award must meet the requirements of this Section 14.

b           Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of, or growth in, one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment

Appendix B - Page 61

practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. To the extent consistent with the Performance-Based Exception, the Performance Objectives may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or changes in applicable tax laws or accounting principles.

c.           Establishment of Performance Goals.  With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d.           Certification of Performance.  With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.  Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e.           Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives.  However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.           Transferability.  Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award.  Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16.           Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the

Appendix B - Page 62

Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.  In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.  Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17.           Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.           Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19.           Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

20.           Termination for Cause; Forfeiture of Awards.

Appendix B - Page 63

a.           Termination for Cause.  If a Participant's employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then, promptly upon receiving notice of the Committee’s determination, the Participant shall:  (i) forfeit all Awards granted under the Plan to the extent then held by the Participant;  (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to all Awards granted under the Plan, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b.           Compensation Recovery Policy.  Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

c.           Set-Off and Other Remedies.  To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

21.           Change in Control.   In the event of a Change in Control, the Committee may, in its sole discretion and without providing prior notice or receiving the consent of the Participant, take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (i) the acceleration of the vesting, settlement and/or exercisability of an Award; (ii) the payment of a cash amount in exchange for the cancellation of an Award; (iii) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (iv) make provisions for the assumption or conversion of Awards, or the issuance of substitute Awards that, in either case, substantially preserve the value, rights and benefits of any affected Awards.

22.           Amendment, Modification and Termination.

a.           In General.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other

Appendix B - Page 64

Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.           Adjustments to Outstanding Awards.  The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.           Prohibition on Repricing.  Except for adjustments made pursuant to Sections 16 or 22, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price.  No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 16 or 22.  Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 22.

d.           Effect on Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 20, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

23.           Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the

Appendix B - Page 65

substantive law of another jurisdiction.

24.           Miscellaneous.

a.           Deferral of Awards.  Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b.           No Right of Continued Employment.  The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Consultant or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c.           Unfunded, Unsecured Plan.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.           Severability.  If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.           Acceptance of Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.           Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and

Appendix B - Page 66

references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

[END OF APPENDIX B]

Appendix B - Page 67

[proxy card front]

ANNUAL MEETING OF STOCKHOLDERS OF

PALATIN TECHNOLOGIES, INC.

May 11, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://palatin.investorroom.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2. To ratify the appointment of KPMG LLP as Palatin's independent auditors for the fiscal year ending June 30, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES ☐ Carl Spana, Ph.D. ☐ John K.A. Prendergast, Ph.D. ☐ Perry B. Molinoff, M.D. ☐ Robert K. deVeer, Jr. ☐ Zola P. Horovitz, Ph.D. ☐ Robert I. Taber, Ph.D. ☐ J. Stanley Hull
☐ FOR ALL NOMINEES		3. To approve an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 40,000,000 to 100,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		4. To approve the adoption of the 2011 Stock Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
		5. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL EXCEPT (See instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ■

The proxy holders will vote the shares of the undersigned stockholder as instructed above. If no choice is specified by the stockholder, the proxy holders will vote the shares FOR proposals no. 1, 2, 3, 4 and 5 and on any other matter coming before the meeting in the discretion of the proxy holders.

The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

Please complete, sign, date and return this proxy card in the enclosed envelope. No postage is required if mailed in the United States.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of stockholder	Date:	Signature of stockholder	Date:

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[proxy card back]

PALATIN TECHNOLOGIES, INC.

4C CEDAR BROOK DRIVE
CRANBURY, NEW JERSEY 08512

ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of April 4, 2011 at Palatin's annual meeting of stockholders to be held Wednesday, May 11, 2011 and at any postponement or adjournment of the meeting.

(Continued and to be signed on reverse side)